SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2003

NEOFORMA, INC.

(Exact name of the Registrant as Specified in its Charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification Number)

3061 Zanker Rd., San Jose, CA	95134
(Address of principal executive offices)	(Zip code)

(408) 468-4000

(The Registrant’s telephone number, including area code)

Item 4.	Changes in Registrant’s Certifying Accountant.

On July 22, 2003, the Audit Committee of Neoforma, Inc. (the “Company”) engaged PricewaterhouseCoopers LLP (“PWC”) as its new independent auditor.

During the two most recent fiscal years and through July 22, 2003, the Company has not consulted with PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOFORMA, INC.

By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer and Secretary

Date: July 25, 2003

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